Exhibit 99.1
FOR RELEASE AT 8:00 AM CST
Contact:  Pat Hansen
Senior Vice President and
Chief Financial Officer
414-247-3435
www.strattec.com

STRATTEC SECURITY CORPORATION
ANNOUNCES STRATEGIC JOINT VENTURE
THROUGH VEHICLE ACCESS SYSTEMS LLC (“VAST LLC”)

Milwaukee, Wisconsin – April 30, 2015 – STRATTEC SECURITY CORPORATION (“STRATTEC”) (NASDAQ:STRT)

STRATTEC announced today through its VAST LLC (“VAST”) joint venture, which includes WITTE Automotive of Velbert, Germany and ADAC Automotive of Grand Rapids, Michigan, that VAST has executed an agreement to become a 50:50 Joint Venture partner with Minda Management Services Limited, an affiliate of both Minda Corporation Limited and Spark Minda, Ashok Minda Group of New Delhi, India (collectively, “Minda”).  VAST acquired a fifty percent equity interest in the former Minda-Valeo Security Systems joint venture entity, based in Pune, India for approximately $12 million.  This joint venture entity will be renamed, Minda-VAST Access Systems (“Minda-VAST”).

Frank Krejci, President & CEO of STRATTEC commented: “This is a very important step forward in the strategic strengthening of VAST.  India is projected to be one of the fastest growing economies globally.  In addition to the growth opportunities, it is important that VAST is able to properly support the global needs of our automotive customers as they expand both their manufacturing and marketing.

We are very excited to join a partner with the history of success and capabilities of Minda and its affiliates.  We view them as a leading company in the Indian market and they have also been very effective in playing an important role in supporting global programs.  Minda-VAST will have operations in Pune and Delhi and is expected to have annual sales in excess of approximately $40 million.

By being part of the larger Minda group of affiliated companies, we believe Minda-VAST will be in a position to leverage the manufacturing capabilities, technical knowledge and market position of Minda and its affiliates in this region of the world.  Minda and its affiliates cater to the needs of all major car, motorcycle, commercial vehicle, tractor and off-road vehicle manufacturers in India.  They are a leading manufacturer of security & access products, handles, automotive safety, restraint systems, driver information and telematics systems for both OEMs and the aftermarket. Minda Corporation Limited is publicly traded on the National Stock Exchange of India (NSE: Mindacorp)”.

STRATTEC designs, develops, manufactures and markets automotive Access Control Products, including mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings, latches, power sliding side door systems, power lift gate systems, power deck lid systems, door handles and related products. These products are provided to customers in North America, and on a global basis through a unique strategic relationship with WITTE Automotive of Velbert, Germany and ADAC Automotive of Grand Rapids, Michigan.  Under this relationship, STRATTEC, WITTE and ADAC market each member company’s products to global customers under the “VAST” brand name.  STRATTEC’s history in the automotive business spans over 100 years.

Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.”  Such forward-looking statements in this release are inherently subject to many uncertainties in the Company’s operations and business environment.  These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, foreign currency fluctuations, and fluctuations in costs of operations (including fluctuations in the cost of raw materials).  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.  In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.